UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Providence Service Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROVIDENCE SERVICE CORPORATION

May 12, 2009

PROTECT YOUR INVESTMENT IN PROVIDENCE!

RE-ELECT YOUR BOARD’S HIGHLY QUALIFIED NOMINEES

ON THE WHITE PROXY CARD TODAY

Dear Fellow Providence Stockholder:

As you decide how to vote at the upcoming 2009 Annual Meeting of the Stockholders of The Providence Service Corporation to be held on June 15, 2009, ask yourself the following question:

WHO WOULD YOU RATHER HAVE OVERSEEING

YOUR INVESTMENT IN PROVIDENCE?

The Providence board has delivered:

•

A proven record of taking swift and decisive action in the face of the worst recession in decades and continued uncertainty regarding 2009’s economic prospects to return Providence to its long-time profitable status, including adjusting the company’s fixed salary model in certain markets, freezing salaries, reducing employee benefits and suspending 2009’s executive salary parity plan, while also preserving Providence’s high standards of care and maintaining employee loyalty and support.

•	Record revenues and earnings for the first quarter of 2009, with earnings per share up 50% over the comparable prior year period.

•

Highly successful, qualified and experienced nominees, Fletcher Jay McCusker and Kristi L. Meints. Mr. McCusker and Ms. Meints have broad and deep knowledge of the social services industry, and are committed to positioning Providence for long-term growth, profitability, market leadership and increasing returns for investors.

•

Stock price appreciation of more than 780% year-to-date (as of May 11, 2009) compared to the S&P 500 Index which is up only 4.17% (which represents, as of May 11, 2009, an unrealized gain to the dissident group of approximately 850% on their $3.1 million investment in Providence).

•	Strong collaborative relationships with government payers in 42 states and the District of Columbia.

•

A record of continuing to build on Providence’s foundation of solid corporate governance practices as demonstrated by the Board’s recent adoption of majority voting in non-contested elections of directors.

To the contrary, the Avalon Group appears to be undertaking an agenda to seize creeping control of your company. Consider the following:

•	The Avalon Group has nominated individuals for election to the Providence Board with:

•	NO relevant experience in the social services industry;

•	NO experience serving on a public company’s Board of Directors; and

•	NO or limited experience serving as executives of a Nasdaq-listed public reporting company.

•	The Avalon Group has presented no plans or proposals to enhance stockholder value for ALL stockholders.

•

The Avalon Group operates a publicly-traded “pink sheet” company that, despite having annual revenues of less than $30 million (based on their most recent published annual report for the year ended December 31, 2007) and operations in only three states, is burdened by a history of challenging relationships with government payers, including in Colorado, where they have now ceased all operations, and in their home state of Oklahoma.

•

The Avalon Group presented a one-sided, self-interested transaction with Providence that, if accepted, would have facilitated their ability to substantially increase both their voting and their equity ownership interest in Providence (from 18.7% to over 33%) with a proposed investment of potentially less than $1 million and in a manner extremely detrimental to existing Providence stockholders.

•

The Avalon Group brings a history of flagrant disregard for best practices in corporate governance (e.g., running their publicly traded company with no independent directors and voluntarily delisting from Nasdaq in order to avoid complying with the Sarbanes-Oxley Act and avoid filing periodic financial and other reports with the SEC).

We believe the choice is clear. Elect your company’s highly qualified, experienced, dedicated nominees on the WHITE proxy card TODAY.

YOUR VOTE IS IMPORTANT—VOTE THE WHITE PROXY CARD TODAY

Please vote today to support your company’s plan for continued growth. Your vote is important, no matter how many or how few shares you own. To vote your shares, please vote TODAY by telephone, Internet or by signing, dating and returning the enclosed WHITE proxy card in the enclosed postage-paid envelope provided.

On behalf of your Board of Directors, we thank you for your continued support of Providence.

Sincerely,

Fletcher Jay McCusker

Chairman of the Board of Directors

and Chief Executive Officer

Your Vote Is Important, No Matter How Many Or How Few Shares You Own.

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders call Toll-Free: (888) 750-5834

Banks and Brokers Call Collect: (212) 750-5833

IMPORTANT

We urge you NOT to vote using any Blue proxy card sent to you by

Avalon, as doing so will revoke your vote on the WHITE proxy card.

Forward-Looking Statements

This information and other statements by the Company contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should,” “project,” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to the global credit crisis, capital market conditions, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statement whether as a result of new information, future events or otherwise. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.

Important Information

In connection with the solicitation of proxies, the Company has filed with the SEC and mailed to stockholders a definitive proxy statement dated May 1, 2009 in connection with its 2009 Annual Meeting of Stockholders. The Company, its directors, nominees for director and certain officers, employees and other persons are deemed to be participants in the solicitation of proxies from stockholders in connection with the 2009 Annual Meeting of Stockholders. Information regarding the interests of such participants is included in the definitive proxy statement and other relevant documents filed and to be filed by the Company with the SEC in connection with the proxy solicitation. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the definitive proxy statement and any other documents filed by the Company with the SEC in connection with the proxy solicitation at the SEC’s website at http://www.sec.gov. and the Company’s website at http://www.provcorp.com.